Exhibit 4.1

PRUDENTIAL FINANCIAL, INC.

AND

THE BANK OF NEW YORK MELLON

AS TRUSTEE

3.905% SENIOR NOTES DUE 2047

3.935% SENIOR NOTES DUE 2049

INDENTURE

DATED AS OF DECEMBER 7, 2017

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08
(c)	N.A.
311 (a)	7.03
(b)	7.03
312(a)	10.02
(b)	10.02
(c)	10.02
313 (a)	7.06
(b)	7.06
(c) (d)	7.06 7.06
314 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	10.04
(f)	N.A.
315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.02
(e)	6.14, 7.02
316 (a)(last sentence)	2.08
(a)(1)(A)	6.12
(a)(1)(B)	6.02, 6.13
(a)(2)	N.A.
(b)	6.07, 6.08
317 (a)(1)	6.03
(a)(2)	6.04
(b)	2.03
318 (a)	N.A.
(b)	N.A.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

EXHIBITS

EXHIBIT A	FORM OF ISSUE DATE NOTE

EXHIBIT B	FORM OF EXCHANGE NOTE

v

INDENTURE, dated as of December 7, 2017, between Prudential Financial, Inc., a New Jersey corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 3.905% Senior Notes due 2047 and its 3.935% Senior Notes due 2049 issued hereunder.

All things necessary to make this Indenture a valid, legal and binding agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means all additional interest owing on the Notes pursuant to a Registration Rights Agreement.

“Additional Notes” means the Company’s 3.905% Senior Notes due 2047 and its 3.935% Senior Notes due 2049 issued under the terms of this Indenture after the Issue Date and in compliance with Section 2.14 (it being understood that any Notes issued in exchange for or replacement of any Issue Date Note shall not be an Additional Note, including any such Notes issued pursuant to a Registration Rights Agreement).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction of or for beneficial interests in a Global Note, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes instead of the Trustee.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors or any duly authorized committee of that board or any officer of the Company to which authority to act on behalf of the Board of Directors has been duly delegated, which shall be certified by the Secretary or an Assistant Secretary of the Company and remain in full force and effect as of the date of its certification.

“Business Day” means any day that is neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Clearstream” means Clearsteam Banking, société anonyme, or the successor to its securities clearance and settlement operations.

“CMT Rate” for the relevant Redemption Date means the one-week average yield for U.S. Treasury securities at “constant maturity” for a period equal to the Designated CMT Maturity as set forth in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities” for the week preceding such Redemption Date, as such average is displayed on the Reuters FEDCMT Screen Page for the week preceding such Redemption Date.

If the CMT Rate cannot be determined as described above, the following procedures will apply in determining the CMT Rate:

(i) If the applicable average described above is not displayed on the Reuters FEDCMT Screen Page, then the CMT Rate for the relevant Redemption Date will be the one-week average yield for U.S. Treasury securities at “constant maturity” for a period equal to the Designated CMT Maturity as published in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities” for the week preceding such Redemption Date.

(ii) If the applicable average described in clause (i) above does not appear in H.15(519), then the CMT Rate for the relevant Redemption Date will be the one-week average yield for U.S. Treasury securities at “constant maturity” for a period equal to the Designated CMT Maturity as otherwise announced by the Federal Reserve Bank of New York for the week preceding such Redemption Date.

(iii) If for the week preceding the relevant Redemption Date the Federal Reserve Bank of New York does not publish a one-week average yield for U.S. Treasury securities at “constant maturity” for a period equal to the Designated CMT Maturity for the preceding week, then the CMT Rate for such Redemption Date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for the most recently issued U.S. Treasury securities having an original maturity of approximately the Designated CMT Maturity and a remaining term to maturity of not less than the Designated CMT Maturity minus one year, and in a Representative Amount, as of approximately 3:30 P.M., New York City time, on the second Business Day preceding such Redemption Date, quoted by three primary U.S. government securities dealers in New York City selected by the Company. In selecting these bid rates, the Company will request quotations from five primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of those quotations will be eliminated.

(iv) If the Company is unable to obtain three quotations of the kind described in clause (iii) above, the CMT Rate for the relevant Redemption Date will be the yield to maturity based on the arithmetic mean of the secondary market bid rates for U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity, with a remaining term to maturity closest to the Designated CMT Maturity and in a Representative Amount, as of approximately 3:30 P.M., New York City time, on the second Business Day preceding such Redemption Date, of three primary U.S. government securities dealers in New York City selected by the Company. In selecting these bid rates, the Company will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for such Redemption Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity have remaining terms to maturity that are equally close to the Designated CMT Maturity, the Company will obtain quotations for the U.S. Treasury securities with the shorter original term to maturity.

(v) If two or fewer primary dealers selected by the Company are quoting as described in clause (iv) above, the CMT Rate for the relevant Redemption Date will be the rate determined by the Company in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the one-week average for U.S. Treasury securities at constant maturity or any of the foregoing bid rates.

The Trustee shall not be responsible for any calculations or otherwise determining the CMT Rate.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article V.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chair, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee, the Registrar and any Paying Agent at which at any particular time its corporate trust business in New York, New York shall be principally administered, which office as of the date of this instrument is located at 101 Barclay Street, FL. 7E, New York, New York 10286.

“Dealer Manager Agreement” means (a) with respect to the Issue Date Notes, the Dealer Manager Agreement, dated November 21, 2017, among the Company and Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several dealer managers as listed in Annex A thereto, and (b) with respect to each issuance of Additional Notes, the dealer manager agreement, purchase agreement or underwriting agreement among the Company and the Persons acting as dealer managers with respect to, or purchasing, such Additional Notes.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Issue Date Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary by the Company, which Depositary shall be a clearing agency registered under the Exchange Act. The initial Depositary shall be DTC.

“Designated CMT Maturity” means the U.S. Treasury security selected by the Company in its sole discretion as having a maturity comparable to the period from the relevant Redemption Date to the Stated Maturity of the Notes being redeemed.

“Designated Subsidiary” means The Prudential Insurance Company of America.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in exchange for any Issue Date Notes in an Exchange Offer pursuant to a Registration Rights Agreement and Additional Notes, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act, and any replacement Notes issued therefor in accordance with this Indenture.

“Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Issue Date Notes or Additional Notes, as applicable, to issue and deliver to such Holders, in exchange for their Issue Date Notes or Additional Notes, as applicable, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means any global Note, substantially in the form of Exhibit A hereto (if a Restricted Note) or Exhibit B hereto (if an Exchange Note or any Additional Note issued other than as a Restricted Note).

“Global Notes Legend” means the legends set forth under that caption on the face of Exhibit A.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indenture” means this Indenture as amended or supplemented from time to time, including Exhibit A and Exhibit B hereto.

“Interest Payment Date” means the date or dates in each year on which any interest on the Notes is due and payable, as specified in the Form of Note contained in Exhibit A and Exhibit B hereto.

“Issue Date” means the first date of issuance of Notes under this Indenture.

“Issue Date Notes” means the $895,778,000 aggregate principal amount of the Company’s 3.905% Senior Notes due 2047 and the $1,039,497,000 aggregate principal amount of the Company’s 3.935% Senior Notes due 2049 originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

“Issue Date Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 7, 2017, among the Company and Barclays Capital Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, ICBC Standard Bank Plc, MUFG Securities Americas Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc. and Standard Chartered Bank.

“Make-Whole Spread” means the applicable make-whole spread set forth in the table in Section 3.01.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Notes” means the Company’s 3.905% Senior Notes due 2047 and its 3.935% Senior Notes due 2049 (each a separate series) issued and authenticated pursuant to this Indenture (including, without limitation, any Additional Notes and Exchange Notes, as applicable, with respect to each series).

“Maturity”, when used with respect to the Notes, means the date on which the principal of the Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman or Vice Chair of the Board of Directors, the President or Chief Executive Officer, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, of the Company.

“Officer’s Certificate” means a certificate signed in the name of the Company by the Chairman or Vice Chair of the Board of Directors, the President or Chief Executive Officer, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, of the Company.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company. Each opinion shall include the statements provided for in Section 10.04.

“Par Call Date” means the applicable par call date set forth in the table in Section 3.01.

“Paying Agent” has the meaning assigned to such term in Section 2.03(a).

“Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint stock company, a trust, an unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as contemplated by Section 4.02.

“Principal” of any indebtedness means the principal amount of such indebtedness, together with, unless the context otherwise indicates, any premium then payable on such indebtedness.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price” means, with respect to the redemption of any Notes, the price at which such Notes are to be redeemed pursuant to this Indenture.

“Register” has the meaning assigned to such term in Section 2.03(a).

“Registrar” has the meaning assigned to such term in Section 2.03(a).

“Registration Rights Agreement” means any registration rights agreement entered into by the Company in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to such term in Section 2.01(b).

“Regular Record Date” means, for the interest payable on any Interest Payment Date in respect of the Notes, each May 23 or November 22 (whether or not a Business Day) immediately preceding such Interest Payment Date, as applicable.

“Representative Amount” means an amount that, in the Company’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(b)(2) and Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Note” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Restricted Notes Legend” means the legend set forth under that caption on the face of Exhibit A.

“Restricted Period,” with respect to any Regulation S Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Regulation S Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Regulation S Notes.

“Reuters FEDCMT Screen Page” means the display on Reuters 3000 Xtra Service, or “Reuters”, or any successor service, on the FEDCMT page, or any successor page on that service.

“Rule 144” means Rule 144 under the Securities Act or any successor rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor rule.

“Rule 144A Global Note” has the meaning assigned to it in Section 2.01(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means (a) the principal of and premium, if any, and interest on and fees, costs, enforcement expenses, collateral protection expenses and other reimbursements or indemnity obligations relating to all indebtedness, obligations and other liabilities, contingent or otherwise, of the Company, whether outstanding on the date of this Indenture or thereafter incurred or created, (i) for money borrowed by the Company that is evidenced by a note, bond, debenture, loan agreement or similar instrument or agreement, (ii) for money borrowed by, or non-contingent obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and banker’s acceptances or similar transactions issued or made by banks, or (iv) constituting purchase money indebtedness, (b) all deferrals, renewals, extensions, refinancings, restructurings and refundings of, and amendments, modifications and supplements to, any such indebtedness, (c) all obligations of the Company for the payment of money relating to capital lease obligations and (d) all other general unsecured obligations. As used in the preceding sentence the term “purchase money indebtedness” means indebtedness, the proceeds of which are used, directly or indirectly, to purchase property or which is evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise. Notwithstanding anything to the contrary in this Indenture or the Notes, Senior Indebtedness shall not include: (i) indebtedness or other obligations owed by the Company to any of its subsidiaries or Affiliates; (ii) any liabilities for taxes owed or owing by the Company; (iii) trade account payables incurred in the ordinary course of business; or (iv) any other indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with any subordinated notes, as the case may be.

“Shelf Registration Statement” shall have the meaning assigned to such term (or any substantially similar term) in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

“Special Record Date” has the meaning assigned to such term in Section 2.12(a).

“Stated Maturity” means with respect to any Note , means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which at the time of determination is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date this Indenture was originally executed.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article VII.

“U.S. Government Obligations” means (i) direct obligations of the United States for which its full faith and credit are pledged for the full and timely payment thereof, (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii), which obligations are held by a custodian in safekeeping on behalf of such certificates and receipts.

“U.S. Person” means a U.S. Person as defined in Regulation S.

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(c) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(d) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

(f) references to payments on the Notes (including payments in connection with optional redemptions or mandatory efforts to repurchase) shall include Additional Interest, if any.

Section 1.03. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

(a) “indenture securities” means the Notes.

(b) “indenture securityholder” means a Noteholder.

(c) “indenture to be qualified” means this Indenture.

(d) “indenture trustee” or “institutional trustee” means the Trustee.

(e) “obligor” on the Notes means the Company and any successor obligor on the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

ARTICLE II

THE NOTES

Section 2.01. Form and Dating.

(a) The (i) Issue Date Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Restricted Notes) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Exchange Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes issued other than as Restricted Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in fully registered form and in minimum denominations of $1,000 and integral multiples of $1,000 thereafter. The terms of the Notes set forth in Exhibit A and Exhibit B hereto are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Issue Date Notes shall be (A) offered and sold by the Company pursuant to the Dealer Manager Agreement and (B) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons in reliance on Regulation S. Such Issue Date Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the Issue Date may be offered and sold by the Company from time to time in accordance with applicable law.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more global Notes in fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited with a custodian on behalf of the purchasers of the Notes represented thereby with the Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the

Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes,” provided that the term “Note” when used in Section 2.07 shall also include any Note in global form issued in connection with an Exchange Offer. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Note Custodian. After the issuance of Exchange Notes under an Exchange Offer, the Trustee shall have no duty to hold any Global Note as Note Custodian for the Depository or any other Note registered in the name of the Depository or a nominee of the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to have the Notes represented by Global Notes registered in their names, will not receive or be entitled to receive physical delivery of Definitive Notes and will not be considered the owners or holders thereof under this Indenture.

Section 2.02. Execution and Authentication.

(a) The Notes shall be executed on behalf of the Company by any of its Officers. The signature of any such Officer on the Notes may be manual or facsimile.

(b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Notes or did not hold such offices at the date of the Notes.

(c) A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture. The form of the Trustee’s certificate of authentication to be borne by the Notes shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes issued under the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Dated:

(d) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver the Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of the Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver the Notes.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

(a) The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (a “Paying Agent”). The Registrar for the Notes shall keep a register of the Notes and of their registration of transfer and exchange (the “Register”). The Company may appoint one or more co-Registrars and one or more additional paying agents for the Notes. The term “Paying Agent” includes any additional paying agent. The Company may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent shall be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article VIII) Paying Agent. The Company and the Trustee shall enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Registrar or Paying Agent without notice to any Holder; provided that upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

(b) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any and interest (including Additional Interest, if any) on the Notes and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

(c) The principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes shall be payable at the office or agency of the Company designated in the form of Note (if other than the office or agency designated in Section 4.02); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or by wire transfer to an account of the Person entitled thereto at such account shall be provided to the Registrar and shall appear on the Register.

Section 2.04. [Reserved.]

Section 2.05. Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Restricted Notes that are Definitive Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (i), (ii) or (iii) below, and are accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

(ii) if such Restricted Notes are being transferred to the Company, a certification to that effect (in substantially the form set forth on the reverse of the Note); or

(iii) if such Restricted Notes are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (1) a certification to that effect (in the form set forth on the reverse side of the Issue Date Note) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.05(e)(2).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(1) certification (in the form set forth on the reverse side of the Issue Date Note) that such Definitive Note is being transferred (A) to the Company, (B) to the Registrar for registration in the name of a Holder, without transfer, (C) pursuant to an effective registration statement under the Securities Act, (D) to a QIB in accordance with Rule 144A, (E) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (F) pursuant to the exemption from registration provided by Rule 144 under the Securities Act; and

(2) written instructions directing the Trustee to make, or to direct the Note Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(1) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(2) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(3) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.06 prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.05(c) (including the certification requirements set forth on the reverse of the Issue Date Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Regulation S Global Notes.

(1) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

(2) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e) Legends.

(1) Each Global Note shall bear the Global Notes Legend.

(2) Each Restricted Note shall bear the Restricted Notes Legend.

(3) Each Regulation S Global Note shall initially bear the legend specified therefor in Exhibit A on the face thereof.

(4) Upon any sale or transfer of a Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(5) After a transfer of any Note during the period of the effectiveness of a Shelf Registration Statement with respect to the Note, all requirements pertaining to the Restricted Notes Legend on the Notes shall cease to apply and the requirements that any the Notes be issued in global form shall continue to apply.

(6) Upon the consummation of an Exchange Offer with respect to the Issue Date Notes or Additional Notes pursuant to which Holders of such Issue Date Notes or Additional Notes are offered Exchange Notes in exchange for their Issue Date Notes or Additional Notes, all requirements pertaining to Issue Date Notes or Additional Notes that Issue Date Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Issue Date Notes or Additional Notes in such Exchange Offer.

(7) Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that the Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any Note be issued in global form shall continue to apply.

(8) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Note Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Note Custodian, to reflect such reduction.

(g) No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment by the relevant Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(h) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under Section 3.04 and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

Section 2.06. Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.05 and (1) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, (2) the Company, in its sole discretion, notifies the Trustee in a Company Order that the Notes should no longer be represented by Global Notes, and it elects to cause the issuance of Definitive Notes under this Indenture or (3) an Event of Default has occurred and is continuing.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.06 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.06 shall be executed, authenticated and delivered only in minimum denominations of $1,000 and integral multiples of $1,000 thereafter and registered in such names as the Depositary shall direct. Any certificated Issue Date Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.05(e), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.06(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d) The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Definitive Notes.

(e) In the event of the occurrence of any of the events specified in Sections 2.06(a)(1), (a)(2) or (a)(3), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. An indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note. Upon the issuance of any replacement Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Section 2.08. Outstanding Notes.

(a) Notes “outstanding” at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.05 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company; and (iii) on or after the Maturity date or any Redemption Date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds in trust money sufficient to pay all amounts then due; provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provisions satisfactory to the Trustee shall have been made for giving such notice; and (iv) solely to the extent provided in Article VIII, Notes which are subject to legal defeasance or covenant defeasance as provided in Section 8.03 or Section 8.04.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

(c) In determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned beneficially by the Company or any other obligor on the Notes with respect to which such determination is being made or any Person, directly or indirectly, controlling or controlled by or under direct or indirect control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned by the Company which have been pledged in good faith may be regarded as outstanding for such purpose if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company.

Section 2.09. Temporary Notes. In the event that Definitive Notes are to be issued under this Indenture, until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a Company Order. Temporary Notes shall be substantially in the form of Definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution and authentication of the temporary Notes. If temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under the Indenture as Definitive Notes.

Section 2.10. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. Any Registrar or the Paying Agent shall forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or a Company Order. The Trustee shall deliver certification of all cancelled Notes to the Company and shall return cancelled Notes to the Company upon written request. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation.

Section 2.11. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee shall use CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and reliance may be placed only on the identification number printed on the Notes, and any such redemption or exchange shall not be affected by any defect or omission in such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest (including Additional Interest, if any) on the Notes, such installment of interest shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted interest (including any interest on such defaulted interest) may be paid by the Company, at its election, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any defaulted interest (including any interest on such defaulted interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such defaulted interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest, which shall not be more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payments of such defaulted interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, at least 15 calendar days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) Alternatively, the Company may make payment of any defaulted interest (including any interest on such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Section 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, without the notice or consent of Holders, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date, and such Additional Notes may not have the benefit of registration rights. All the Notes issued under this Indenture shall be treated as a single class and consolidated and form a single series with the Issue Date Notes for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase. Such Additional Notes shall be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number of such Additional Notes and whether such Additional Notes have the benefit of registration rights; and

(c) whether such Additional Notes shall be Restricted Notes and issued in the form of Issue Date Notes or shall be issued in the form of Exchange Notes.

ARTICLE III

OPTIONAL REDEMPTION OF NOTES

Section 3.01. Optional Redemption. The Notes of each series may be redeemed in whole at any time or in part from time to time, prior to the applicable Par Call Date (as set forth in the table below), at a Redemption Price equal to (i) the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) as determined by the Company, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, not including any portion of these payments of interest accrued as of the Redemption Date to the applicable Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) and assuming a Designated CMT Maturity, at the CMT Rate in effect on the date of the Company’s determination of the Redemption Price, plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), plus (ii) accrued and unpaid interest to but excluding the Redemption Date. Each series of Notes may be redeemed at any time on or after the applicable Par Call Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount of such series of Notes to be redeemed. Accrued and unpaid interest will be payable to but excluding the Redemption Date.

Series	Par Call Date	Make-Whole Spread
3.905% Senior Notes due 2047	June 7, 2047	20 bps
3.935% Senior Notes due 2049	June 7, 2049	20 bps

Section 3.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by a Board Resolution or an Officer’s Certificate pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes of either series (including any such redemption affecting only a single Note), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes of such series to be redeemed.

Section 3.03. Selection of Notes to Be Redeemed.

(a) If less than all the Notes of either series are to be redeemed (unless such redemption affects only a single Note), the particular Notes to be redeemed shall be selected in accordance with the procedures of DTC, from the outstanding Notes of such series not previously called for redemption, which may provide for the selection for redemption of a portion of the principal amount of any Note of such series, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

(c) The provisions of paragraphs (a) and (b) of this Section 3.03 shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

(d) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Note shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 3.04. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 10.02(a) not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Register.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price or, if not then ascertainable, the manner of calculation thereof,

(3) if less than all the outstanding Notes of either series consisting of more than a single Note are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed and, if less than all the outstanding Notes of either series consisting of a single Note are to be redeemed, the principal amount of the particular Note to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

(5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 3.05. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 3.06. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.03. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 3.07. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company may execute, and the Trustee may authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes of that series in accordance with the terms of the Notes and this Indenture.

Section 4.02. Maintenance of Office or Agency.

(a) The Company will maintain in each Place of Payment for each series of Notes an office or agency where the Notes of that series may be presented or surrendered for payment, where the Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes of one or both series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes of either series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Money for Note Payments to be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to each series of Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for each series of Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company will cause each Paying Agent for each series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes of that series) in the making of any payment of principal (and premium, if any) or interest on the Notes of that series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes of either series and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.04. Corporate Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all licenses and permits material to the normal conduct of its business; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.05. Limitation on Liens. The Company will not, and will not permit any Subsidiary to create, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance (each, an “Encumbrance”) of any nature on any of the common stock of The Prudential Insurance Company of America (the “Designated Subsidiary”), of any successor to substantially all of the business of the Designated Subsidiary which is also a Subsidiary of the Company, or of any corporation (other than the Company) directly or indirectly controlling the Designated Subsidiary unless the outstanding Notes (together with such other indebtedness of the Company or the Designated Subsidiary then existing or thereafter created which is not subordinate to the outstanding Notes as the Company may elect in its discretion) shall be secured equally and ratably with (or prior to) such secured indebtedness for money borrowed so long as such secured indebtedness for money borrowed shall be outstanding. This Section 4.05 shall not prevent or restrict the sale or other disposition of the Designated Subsidiary.

Section 4.06. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.07. Waiver of Certain Covenants. The Company may, with respect to the Notes of either series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 9.01(b) for the benefit of the Holders of such series or in any of Section 4.02, Section 4.04 and Section 4.05, inclusive, if before the time for such compliance the Holders of not less than a majority in principal amount of the outstanding Notes of such series shall, by either waive such compliance in such instance or generally waive compliance with such term, provision or condition but no such waiver contemplated by this Section 4.07 shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 4.08. [Reserved.]

Section 4.09. Reports by the Company. The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(c) transmit by mail to all Holders, as their names and addresses appear in the Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 4.09 as may be required by rules and regulations prescribed from time to time by the Commission; and

(d) delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE V

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01. Company May Consolidate, Merge, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:

(a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02. Successor Person Substituted. Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE VI

DEFAULT AND REMEDIES

Section 6.01. Events of Default. “Event of Default”, wherever used herein with respect to Notes of either series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon any Note of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of (or premium, if any, on) any Note of that series at its Maturity; or;

(c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 6.02. Acceleration; Rescission and Annulment.

(a) If an Event of Default with respect to the Notes of either series at the time outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes of that series may declare the principal amount of all of the Notes of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

(b) At any time after such a declaration of acceleration with respect to the Notes of either series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the outstanding Notes of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay;

(i) all overdue interest on all Notes of that series;

(ii) the principal of (and premium, if any, on) the Notes of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes; and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default with respect to Notes of that series, other than the non-payment of the principal of Notes of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that if

(1) default is made in the payment of any interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) the Notes at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

(b) If an Event of Default with respect to the Notes of either series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take any and all actions authorized under the Trust Indenture Act as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company.

Section 6.07. Limitation on Suits. No Holder of any Notes of either series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;

(b) the Holders of not less than 25% in principal amount of the outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 6.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Notes on the Interest Payment Date, Stated Maturity or Maturities, as applicable, expressed in such Notes (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders.

The Holders of not less than a majority in principal amount of the outstanding Notes of either series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, for which the security or indemnity offered pursuant to Section 7.02(d) would not be sufficient.

Section 6.13. Waiver of Past Defaults.

(a) Subject to Section 6.02, the Holders of not less than a majority in principal amount of the outstanding Notes of either series may, by notice to the Trustee waive an existing or past default with respect to the Notes of such series and its consequences, except a default:

(1) in the payment of principal of (or premium, if any) or interest on any Note of such series, or in the deposit of any sinking fund payment when and as due, or

(2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected.

(3) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Notes by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company.

Section 6.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 7.01. General.

(a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article VII.

(b) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) In case an Event of Default has occurred and is continuing with respect to the Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(d) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1) this Subsection (d) shall not be construed to limit the effect of Subsection (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to a series of Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes of such series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(e) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture or the Notes, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax-related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this Section 7.01 shall survive the termination of this Indenture.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Section 315(a) through (d):

(a) In the absence of bad faith on its part, the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Sections 10.03 and 10.04, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders of Notes, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of the Notes in accordance with Section 6.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default or Event of Default is received by a Responsible Officer of the Trustee at its Corporate Trust Office and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall the Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to the Trust Indenture Act Section 311. For purposes of the Trust Indenture Act Sections 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity, sufficiency or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05. Notice of Default. If any Default or Event of Default occurs and is continuing with respect to the Notes, and if it is known to the Trustee, the Trustee shall send notice of the uncured Default to each Holder of the Notes within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on any such Note, the Trustee may withhold the notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section 7.05 shall be given in the manner and to the extent provided in Trust Indenture Act Section 313(c). Except in the case of an Event of Default resulting from nonpayment on any Note, the Trustee shall not be deemed to have notice of any Default or Event of Default unless a written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall transmit to each Holder such reports concerning, among other things, the Trustee and its action under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Sections 313(b)(2) and 313(c) of the Trust Indenture Act. A copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee if the Notes become listed on any stock exchange and any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Company shall pay the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee while acting as Trustee under this Indenture, including the reasonable compensation and expenses of the Trustee’s agents and counsel and of all Persons not regularly in its employ, except any such expense as shall have been attributable to its own negligence or willful misconduct.

(b) The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss or liability or expense or damage or claim (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes. When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(d) and 6.01(e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Trustee shall not be liable for any action it takes or omits to take hereunder in good faith that it reasonably believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or willful misconduct. The obligations of the Company under this Section 7.07 shall not be subordinated to the payment of Senior Indebtedness and shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest (including Additional Interest, if any) on particular Notes.

(c) The obligations of the Company under this Section 7.07 shall not be subordinated to the payment of Senior Indebtedness and shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and the resignation or removal of the Trustee. To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest (including Additional Interest, if any) on particular Notes. “Trustee” for purposes of this Section 7.07 shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(d) Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.08. Replacement of Trustee.

(a) (1) The Trustee may resign at any time by giving 30 days prior written notice to the Company.

(2) The Holders of a majority in aggregate principal amount of the outstanding Notes (voting as a single class) may remove the Trustee by written notice to the Company and the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(b) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(c) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes (voting as a single class) may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes (voting as a single class) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee, upon payment of its charges and all other amounts payable to it hereunder, shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee shall become effective, and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company shall execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee shall mail notice of any resignation and any removal of the Trustee and its appointment to all Holders, and include in the notice its name and the address of its Corporate Trust Office.

(e) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible under the Indenture, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and (b) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or as otherwise agreed in writing with the Company.

ARTICLE VIII

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations.

(a) This Indenture shall upon Company Request cease to be of further effect with respect to either series of Notes (except as to any surviving rights of registration of transfer or exchange of the Notes of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1) either

(i) all Notes of such series theretofore authenticated and delivered (other than (A) Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03) have been delivered to the Trustee for cancellation; or

(ii) all such Notes of such series not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the relevant series of Notes have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07, the obligations of the Company to any Authenticating Agent under Section 2.03 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 8.01, the obligations of the Trustee under this Section 8.01 and the last paragraph of Section 4.03 shall survive such satisfaction and discharge.

(c) Subject to provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to this Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

Section 8.02. Option to Effect Defeasance or Covenant Defeasance The Company may at its option, at any time, with respect to the Notes of either series, elect to have either Section 8.03 or Section 8.04 be applied to the outstanding Notes of such series upon compliance with the conditions set forth below in this Article VIII. Any such election shall be evidenced by a Board Resolution or an Officer’s Certificate pursuant to a Board Resolution.

Section 8.03. Defeasance and Discharge. Upon the Company’s exercise of its option to have this Section 8.03 applied to any Notes or either series of Notes, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 8.03, on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.05 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(b) the Company’s obligations with respect to such Notes under Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 2.09, Section 4.02 and Section 4.03,

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

(d) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.03 applied to such Notes notwithstanding the prior exercise of its option to have Section 8.04 applied to such Notes.

Section 8.04. Covenant Defeasance. Upon the Company’s exercise of its option to have this Section 8.04 applied to any Notes or either series of Notes, as the case may be:

(a) the Company shall be released from its obligations under Section 5.01(c), Section 4.05 and any covenants provided pursuant to Section 9.01(b) for the benefit of the Holders of such Notes, and

(b) the occurrence of any event specified in Section 6.01(c) (with respect to any of Section 5.01(c), Section 4.05 and any such covenants provided pursuant to Section 9.01(b)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 8.04 on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.01(c)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby. Following a Covenant Defeasance, payment of the Notes of such series may not be accelerated because of or by reference to the Sections specified above in this Section 8.04.

Section 8.05. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent to application of either Section 8.03 or Section 8.04 to the outstanding Notes of either series:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,

(i) money in an amount, or

(ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or

(iii) a combination thereof,

sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (in case U.S. Government Obligations have so been deposited), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on the outstanding Notes of such series to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes of such series on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date or dates in accordance with Article III, which shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

(2) In the event of an election to have Section 8.03 apply to any Notes or either series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 8.04 apply to any Notes or either series of Notes, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Notes or any other Notes of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as subsection 6.01(d) and (e) are concerned, at any time during the period ending on the 90th day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

(6) Such Defeasance or Covenant Defeasance shall not (A) cause the Trustee for the Notes of such series to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(8) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 8.03 or the Covenant Defeasance under Section 8.04 (as the case may be) have been complied with.

Section 8.06. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to the provisions of the last paragraph of Section 4.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 in respect of the outstanding Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.05 or the principal and interest received in respect thereof.

(c) Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 8.05 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (in case U.S. Government Obligations are so being held by the Trustee), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

Section 8.07. Reinstatement. If the Trustee or the Paying Agent, with respect to either series of Notes, is unable to apply any money in accordance with Section 8.03 or Section 8.04 by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or Section 8.04; provided, however, that if the Company makes any payment of principal of (and premium, if any) the Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

Section 8.08. Qualifying Trustee. Any trustee appointed pursuant to Section 8.05 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under a written agreement not inconsistent with the provisions of this Indenture, and the Company shall provide to the Trustee an Officer’s Certificate and an Opinion of Counsel, upon which certificate and opinion the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(b) to add to the covenants of the Company for the benefit of the Holders of either series of Notes (and if such covenants are to be for the benefit of one series of Notes, stating that such covenants are expressly being included solely for the benefit of such series of Notes) or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default for the benefit of the Holders of either series of the Notes (and if such additional Events of Default are to be for the benefit of one series of Notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series of Notes); or

(d) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; or

(e) to provide for the issuance of the Exchange Notes, which shall be treated, together with any other outstanding Notes of the related series, as a single issue of securities; or

(f) to add to, change or eliminate any of the provisions of this Indenture in respect of either series of Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note of either series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding; or

(g) to secure the Notes pursuant to the requirements of Section 4.05 or otherwise; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to either series of Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08; or

(i) to qualify or maintain qualification of this Indenture under the Trust Indenture Act; or

(j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of either series of Notes in any material respect.

Section 9.02. Supplemental Indentures with Consent of Holders. (a) With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes of each series affected by such supplemental indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity or Interest Payment Date, as the case may be, of the principal of, or any installment of interest on, any Notes, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity or Interest Payment Date, as the case may be, thereof (or, in the case of redemption, on or after the Redemption Date), or;

(2) reduce the percentage in principal amount of the outstanding Notes of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section 9.02, Section 6.13, Section 6.04 or Section 4.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.02 and Section 4.07, or the deletion of this proviso, in accordance with the requirements of Section 7.08 and Section 9.01(h).

(b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one of the two series of Notes, or which modifies the rights of the Holders of the Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of the Notes of the other series.

(c) It shall not be necessary for any consent of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 10.03 and Section 10.04, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of a series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes of such series.

ARTICLE X

MISCELLANEOUS

Section 10.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.02. Notices, Etc. to Holders, Trustee, Company

(a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this

Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(b) Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Institutional Trust Services, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified below or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary. Notices.

(c) Any notice or communication to the Company shall be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice or communication to the Trustee shall be deemed given if in writing (i) when delivered in person, or (ii) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

if to the Company:

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102-5096

Attention: Treasurer

Facsimile: 973-802-9280

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street, FL. 7E

New York, New York 10286

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(d) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder shall be deemed given when mailed to the Holder at its last address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, shall be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder shall not affect its sufficiency with respect to other Holders.

(e) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver shall be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(f) The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of this Indenture.

Section 10.03. Certificate and Opinion as to Conditions Precedent. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.:

Section 10.04. Statements Required in Certificate or Opinion. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.06) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 10.05. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest (including Additional Interest, if any) on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest shall accrue for the intervening period.

Section 10.06. Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Each of the parties hereto agrees that any legal action or proceeding with respect to or arising out of this Indenture may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the Borough of Manhattan, The City of New York. By execution and delivery of this Indenture, each of the parties hereto accepts, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction. Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Indenture brought before the foregoing courts on the basis of forum non-conveniens. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.07. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 10.08. Successors. All covenants and agreements in this Indenture it’s the Notes by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.09. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11. Table of Contents and Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.12. No Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

* * *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

[Remainder of page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

PRUDENTIAL FINANCIAL, INC. as Issuer

By:	/s/ Kenneth Y. Tanji
Name:	Kenneth Y. Tanji
Title:	Senior Vice President and Treasurer

By:	/s/ Paul A. Curcio
Name:	Paul A. Curcio
Title:	Vice President and Assistant Treasurer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF ISSUE DATE NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INSOMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS CERTIFICATE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[Restricted Notes Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (2) NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF PRUDENTIAL FINANCIAL, INC. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER

Exh. A-1

OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(VI) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

[Include the following legend on all Regulation S Global Notes:

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

Exh. A-2

[FORM OF FACE OF ISSUE DATE NOTE]

[•]% Senior Notes due 20[•]

No.     $

CUSIP No.

ISIN No.

Prudential Financial, Inc., a New Jersey corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of                Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on December 7, 20[•].

Interest Payment Dates: June 7 and December 7.

Record Dates: May 23 and November 22.

Exh. A-3

Additional provisions of this Note are set forth on the other side of this Note.

PRUDENTIAL FINANCIAL, INC.

By:

Name: [•]
Title: [•]

Exh. A-4

CERTIFICATE OF AUTHENTICATION

This is one of the Notes issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: December [•], 2017

Exh. A-5

[FORM OF REVERSE OF ISSUE DATE NOTE]

[•]% Senior Notes due 204[•]

PRUDENTIAL FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of New Jersey (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[                ] on December 7, 204[•], unless earlier redeemed as herein provided, and to pay interest thereon from June 7, 204[•] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 7 and December 7 in each year, commencing June 7, 2018 at the rate of [•]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on each May 23 and November 22 (whether or not a Business Day) immediately preceding such Interest Payment Date, as applicable. All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note is a Global Note representing the Company’s [•]% Senior Notes due 204[•] in the aggregate principal amount of $[                ] (herein called the “Notes”), issued under an Indenture dated as of December 7, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust, a New York banking corporation (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes represented hereby), to which Indenture and any indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are issuable only in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereafter.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such Interest Payment Date.

Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such interest, to be fixed by the Trustee pursuant to Section 2.12 of the Indenture, which shall be set not more than 15 calendar days and not less than 10 calendar days prior to the date set by the Company for payment of such defaulted interest and not less than 10 calendar days after receipt by the Trustee of notice from the Company of the proposed payment of Defaulted Interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Exh. A-6

Payment of the principal of and any interest on this Note will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by check or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear in the Register and all payments of principal may be paid by official bank check to the Holder or other Person entitled thereto against surrender of such Note.

The Notes may be redeemed in whole at any time or in part from time to time, prior to the applicable Par Call Date, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a Redemption Price equal to (i) the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) as determined by the Company, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, not including any portion of these payments of interest accrued as of the date on which the Notes are to be redeemed up to the applicable Par Call Date (as set forth in the table in Section 3.01 of the Indenture), discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) and assuming a Designated CMT Maturity, at the CMT Rate (as determined in accordance with the Indenture) in effect on the date of the Company’s determination of the Redemption Price, plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table in Section 3.01 of the Indenture), plus (ii) accrued and unpaid interest to but excluding the Redemption Date. The Notes may be redeemed at any time on or after the applicable Par Call Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount of such Notes to be redeemed. Accrued and unpaid interest will be payable to but excluding the Redemption Date. If the Company chooses to exercise its right to redeem the Notes, it must give the Holder not less than 30 days’ nor more than 60 days’ prior written notice.

The Company and the Trustee will send notices regarding the Notes only to the Holders, using the procedures of the applicable depositary, in the case of Global Notes, and otherwise to their addresses as listed in the Trustee’s records.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other existing and future senior unsecured and unsubordinated obligations of the Company.

The Notes are initially limited to $[                ] aggregate principal amount. The Indenture provides that the Company may, without the consent of the Holders hereof, create and issue Additional Notes ranking pari passu with the Notes of this series in all respects and so that such Additional Notes shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No Additional Notes may be issued if an Event of Default, as defined in the Indenture, has occurred, and has not been cured or waived. Any Additional Notes that are consolidated and form a single series with the Notes will be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

Exh. A-7

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants, all of which are applicable to this Note. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note. Under the Indenture, Events of Default include (i) failure to pay interest (including Additional Interest, if any) when due, if the failure continues for 30 days; (ii) failure to pay the principal or premium, if any, when due; (iii) failure to observe or perform any other covenant contained in the Notes or the Indenture, if the failure continues for 90 days after the Company receives notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding and (iv) certain events of bankruptcy, insolvency or reorganization of the Company.

If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Notes.

The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all of the Holders of all Notes, to waive a Default or Event of Default with respect to the Notes and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Additional Interest, if any) on any of the Notes or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Note. Any such consent or waiver by the registered Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as

Exh. A-8

such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

No reference herein to the Indenture and no provision of this Global Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Note herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable in the Register, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Note of this series for the same aggregate principal amount will be issued to the designated transferee or transferees. The Trustee initially shall be the Registrar and the Paying Agent for the Notes.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, (ii) the Company, in its sole discretion, notifies the Trustee in a Company Order that the Notes should no longer be represented by Global Notes, and it elects to cause the issuance of Definitive Notes under this Indenture or (iii) an Event of Default has occurred and is continuing, the Company will execute and the Trustee will authenticate and deliver Notes of this series in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of this Global Note at the time outstanding in exchange for this Global Note.

This Note shall be governed by and construed in accordance with the law of the State of New York.

Exh. A-9

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF RESTRICTED NOTES

This certificate relates to $                principal amount of Notes held in (check applicable space)                book-entry or                definitive form by the undersigned.

The undersigned (check one box below):

1.    ☐ has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

2.    ☐ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	under a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	for so long as the notes are eligible for resale under Rule 144A, to a person seller reasonably believes is a qualified institutional buyer under Rule 144A of the Securities Act that is purchasing for its own account or the account of another qualified buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)	☐	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Exh. A-10

Your Signature

Signature of Signature Guarantee

Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exh. A-11

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

Exh. A-12

EXHIBIT B

[FORM OF EXCHANGE NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INSOMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS CERTIFICATE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

Exh. B-1

[FORM OF FACE OF EXCHANGE NOTE]

[•]% Senior Notes due 20[•]

No.     $

CUSIP No.

ISIN No.

Prudential Financial, Inc., a New Jersey corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of                Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on December 7, 20[•].

Interest Payment Dates: June 7 and December 7.

Record Dates: May 23 and November 22.

Exh. B-2

Additional provisions of this Note are set forth on the other side of this Note.

PRUDENTIAL FINANCIAL, INC.

By:
Name: [•]
Title: [•]

Exh. B-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated: December [•], 2017

Exh. B-4

[FORM OF REVERSE OF EXCHANGE NOTE]

[•]% Senior Notes due 204[•]

PRUDENTIAL FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of New Jersey (herein called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[                ] on December 7, 204[•], unless earlier redeemed as herein provided, and to pay interest thereon from June 7, 204[•] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 7 and December 7 in each year, commencing June 7, 2018 at the rate of [•]% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on each May 23 and November 22 (whether or not a Business Day) immediately preceding such Interest Payment Date, as applicable. All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note is a Global Note representing the Company’s [•]% Senior Notes due 204[•] in the aggregate principal amount of $[                ] (herein called the “Notes”), issued under an Indenture dated as of December 7, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust, a New York banking corporation (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes represented hereby), to which Indenture and any indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are issuable only in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereafter.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such Interest Payment Date.

Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such interest, to be fixed by the Trustee pursuant to Section 2.12 of the Indenture, which shall be set not more than 15 calendar days and not less than 10 calendar days prior to the date set by the Company for payment of such defaulted interest and not less than 10 calendar days after receipt by the Trustee of notice from the Company of the proposed payment of Defaulted Interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Exh. B-5

Payment of the principal of and any interest on this Note will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that at the option of the Company, payment of interest may be made by check or by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear in the Register and all payments of principal may be paid by official bank check to the Holder or other Person entitled thereto against surrender of such Note.

The Notes may be redeemed in whole at any time or in part from time to time, prior to the applicable Par Call Date, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a Redemption Price equal to (i) the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) as determined by the Company, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, not including any portion of these payments of interest accrued as of the date on which the Notes are to be redeemed up to the applicable Par Call Date (as set forth in the table in Section 3.01 of the Indenture), discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) and assuming a Designated CMT Maturity, at the CMT Rate (as determined in accordance with the Indenture) in effect on the date of the Company’s determination of the Redemption Price, plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table in Section 3.01 of the Indenture), plus (ii) accrued and unpaid interest to but excluding the Redemption Date. The Notes may be redeemed at any time on or after the applicable Par Call Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount of such Notes to be redeemed. Accrued and unpaid interest will be payable to but excluding the Redemption Date. If the Company chooses to exercise its right to redeem the Notes, it must give the Holder not less than 30 days’ nor more than 60 days’ prior written notice.

The Company and the Trustee will send notices regarding the Notes only to the Holders, using the procedures of the applicable depositary, in the case of Global Notes, and otherwise to their addresses as listed in the Trustee’s records.

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other existing and future senior unsecured and unsubordinated obligations of the Company.

The Notes are initially limited to $[                ] aggregate principal amount. The Indenture provides that the Company may, without the consent of the Holders hereof, create and issue Additional Notes ranking pari passu with the Notes of this series in all respects and so that such Additional Notes shall be consolidated and form a single series having the same terms as to status, redemption or otherwise as the Notes initially issued. No Additional Notes may be issued if an Event of Default, as defined in the Indenture, has occurred, and has not been cured or waived. Any Additional Notes that are consolidated and form a single series with the Notes will be issued for U.S. federal income tax purposes in a “qualified reopening” or with no more than a de minimis amount of original issue discount.

Exh. B-6

The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants, all of which are applicable to this Note. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

The Indenture contains provisions for the defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note. Under the Indenture, Events of Default include (i) failure to pay interest when due, if the failure continues for 30 days; (ii) failure to pay the principal or premium, if any, when due; (iii) failure to observe or perform any other covenant contained in the Notes or the Indenture, if the failure continues for 90 days after the Company receives notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding and (iv) certain events of bankruptcy, insolvency or reorganization of the Company.

If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Notes.

The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all of the Holders of all Notes, to waive a Default or Event of Default with respect to the Notes and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any of the Notes or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Note. Any such consent or waiver by the registered Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Exh. B-7

No reference herein to the Indenture and no provision of this Global Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Note herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable in the Register, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Note of this series for the same aggregate principal amount will be issued to the designated transferee or transferees. The Trustee initially shall be the Registrar and the Paying Agent for the Notes.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such event, (ii) the Company, in its sole discretion, notifies the Trustee in a Company Order that the Notes should no longer be represented by Global Notes, and it elects to cause the issuance of Definitive Notes under this Indenture or (iii) an Event of Default has occurred and is continuing, the Company will execute and the Trustee will authenticate and deliver Notes of this series in definitive registered form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of this Global Note at the time outstanding in exchange for this Global Note.

This Note shall be governed by and construed in accordance with the law of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exh. B-8

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

Exh. B-9